                        AMENDMENT TO LOAN AGREEMENT


     This Agreement, made as of the 7th day of July, 1995, by and among First National Bank of Omaha ("BANK"), a national banking association with principal offices in Omaha, Nebraska; TRANSTERRA CO. ("BORROWER"), a Nebraska corporation with principal offices in Omaha, Nebraska; AmeriTrade, Inc. ("AMERITRADE"), a Nebraska corporation with principal offices in Omaha, Nebraska; and John Joe Ricketts ("GUARANTOR"), a resident of Douglas County, Nebraska.

     Whereas, BANK and BORROWER executed a written Loan Agreement dated December 22, 1994 (the "AGREEMENT").

     Whereas, the AGREEMENT was executed contemporaneously with a revolving promissory note in the amount of $500,000.00 ("REVOLVING NOTE") and a term promissory note in the amount of $1,900,000.00 ("TERM NOTE").

     Whereas, BORROWER desires to borrow additional funds from BANK in the amount of $6,000,000 ("TERM NOTE B") in the form attached hereto as Exhibit D.

     Whereas, the parties now desire to amend the AGREEMENT.

     Now, therefore, in consideration of the AGREEMENT, and their mutual covenants herein, the parties hereto agree as follows:

1. All terms and conditions of the LOAN AGREEMENT shall remain in full force and effect except as expressly amended herein. All capitalized terms herein shall have the meanings described in the LOAN AGREEMENT.

2. Section 1. of the AGREEMENT is hereby amended to read, effective immediately:

     1.   MINIMUM NET CAPITAL.

          AMERITRADE shall, at all times until full repayment to BANK of any and all indebtedness due to BANK as the result of the NOTES, maintain net capital in excess of Eight Million ($8,000,000.00) Dollars. Said net capital is to be calculated according to United States Securities and Exchange Commission Rule 15c 3-1. Failure to maintain such minimum net capital shall constitute a default sufficient to allow BANK, at its option, to accelerate the loan obligation represented by the NOTES.

3. Section 4. of the AGREEMENT is hereby amended to read, effective immediately:




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     4.   MINIMUM NET WORTH.

          BORROWER shall, at all times until full repayment to BANK of any and all indebtedness due to BANK as the result of the NOTES, maintain net worth in excess of Twelve Million ($12,000,000.00) Dollars until 12-31-95. At 12-31-95, net worth will be $12,000,000 plus 50% of net income for fiscal year ending 9-30-95; at 12-31-96, $12,000,000 plus 50% of 9-30-96 and 9-30-95; at 12-31-97 $12,000,000 plus 50% of 9-30-97, 9-30-96, and
     9-30-95; and at 12-31-98 $12,000,000 plus 50% of 9-30-98, 9-30-97,
     9-30-96, and 9-30-95. This calculation assumes net income is greater than or equal to zero. Said net worth is to be calculated according to generally accepted accounting principles ("GAAP"). Failure to maintain such minimum net worth shall constitute a default in repayment sufficient to allow BANK, at its option, to accelerate the loan obligation represented by the NOTES.

     5. GUARANTOR consents to this Agreement, and by his execution hereof ratifies and confirms his executed written guarantee of BORROWER'S obligations.

In witness whereof the parties set their hands as of the date first written above.

TransTerra Co.                    AmeriTrade, Inc.



by /s/ John Joe Ricketts          by  /s/ John Joe Ricketts
  --------------------------         ----------------------------------
Its    Chairman                   Its     Chairman
    ------------------------          ---------------------------------


First National Bank of Omaha



by  /s/ James P. Bonham
   -------------------------

Its     Vice President
    ------------------------



    /s/ John Joe Ricketts
----------------------------
John Joe Ricketts, Guarantor